EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                           Dated:  May 9, 2001


                                   ARTISAN INVESTMENT CORPORATION
                                       for itself and as general partner of
                                       ARTISAN PARTNERS LIMITED PARTNERSHIP


                                   By: /s/ Andrew A. Ziegler
                                       -----------------------------------------
                                           Andrew A. Ziegler
                                           President

                                    ANDREW A. ZIEGLER

                                    /s/ Andrew A. Ziegler
                                    --------------------------------------------

                                    CARLENE MURPHY ZIEGLER

                                    /s/ Carlene Murphy Ziegler
                                    --------------------------------------------